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                                                                                                         Exhibit FS-1 DPL

                                              DELMARVA POWER & LIGHT COMPANY
                                       PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                          TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                                                  (Dollars in Thousands)
                                                       (Unaudited)


                                                                        Excluding Write-
                                                                        Down of Peach           Write-down of
                                                                        Bottom Due To          Peach Bottom Due       Actual
                                                                        Deregulation           To Deregulation        Results
                                                                        -----------------------------------------------------
OPERATING REVENUES
    Electric                                                            $ 1,339,921                               $ 1,339,921
    Gas                                                                     831,776                                   831,776
    Other services                                                           30,531                                    30,531
                                                                        -----------------------------------------------------
                                                                          2,202,228                 -               2,202,228
                                                                        -----------------------------------------------------
OPERATING EXPENSES
    Electric fuel and purchased power                                       609,271                                   609,271
    Gas purchased                                                           779,831                                   779,831
    Other services' cost of sales                                            25,374                                    25,374
    Purchased electric capacity                                              45,727                                    45,727
    Special charges                                                          11,134                                    11,134
    Operation and maintenance                                               258,697                                   258,697
    Depreciation                                                            129,769                                   129,769
    Taxes other than income taxes                                            41,391                                    41,391
                                                                        -----------------------------------------------------
                                                                          1,901,194                 -               1,901,194
                                                                        -----------------------------------------------------
OPERATING INCOME                                                            301,034                 -                 301,034
                                                                        -----------------------------------------------------
OTHER INCOME
    Allowance for equity funds used during construction                       1,746                                     1,746
    Other income                                                              6,376                                     6,376
                                                                        -----------------------------------------------------
                                                                              8,122                 -                   8,122
                                                                        -----------------------------------------------------
INTEREST EXPENSE
    Interest charges                                                         80,075                                    80,075
    Allowance for borrowed funds used during
       construction and capitalized interest                                 (1,582)                                   (1,582)
                                                                        -----------------------------------------------------
                                                                             78,493                 -                  78,493
                                                                        -----------------------------------------------------
PREFERRED STOCK DIVIDEND
    REQUIREMENTS OF SUBSIDIARIES                                              5,688                                     5,688
                                                                        -----------------------------------------------------
INCOME BEFORE INCOME TAXES AND
    EXTRAORDINARY ITEM                                                      224,975                 -                 224,975

INCOME TAXES, EXCLUDING INCOME TAXES
    APPLICABLE TO EXTRAORDINARY ITEM                                         88,426                                    88,426
                                                                        -----------------------------------------------------
INCOME BEFORE EXTRAORDINARY ITEM                                            136,549                 -                 136,549

EXTRAORDINARY ITEM (Net of $147,780 of income taxes)                       (203,153)          (50,469)               (253,622)
                                                                        -----------------------------------------------------
NET INCOME (LOSS)                                                           (66,604)          (50,469)               (117,073)
DIVIDENDS ON PREFERRED STOCK                                                  4,344                                     4,344
                                                                        -----------------------------------------------------
EARNINGS APPLICABLE TO COMMON STOCK                                       $ (70,948)        $ (50,469)             $ (121,417)
                                                                        =====================================================
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